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                                                                   Exhibit 10.20

                            THE J.H. HEAFNER COMPANY
                             STOCK OPTION AGREEMENT


Number of shares subject to option: _________

         This Agreement (the "Agreement") made this ______ day of _____, 1997, between The J. H. Heafner Company, a North Carolina corporation (the "Company"), and _____________ (the "Optionee").

                              W I T N E S S E T H:

1.       Grant of Option.

         Pursuant to the provisions of the J.H. Heafner 1997 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of _______ shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock" or the "Shares") at a purchase price of $1.10 per Share (the "Exercise Price"), such Option to be exercised as hereinafter provided.

2.       Terms and Conditions.

         It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

         (a) Expiration Date. The Option shall expire on the tenth anniversary of the date hereof (the "Expiration Date").

         (b) Type of Option. This option is eligible to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) Exercise of Option. (i) Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option may be exercised in accordance with the following vesting schedule:

                                                              Options Exercisable with respect to
         On or After                                          Cumulative Number of Shares
         -----------                                          ---------------------------
         May 28, 1998                                                  _____ x 10%
         May 28, 1999                                                  _____ x 30%
         May 28, 2000                                                  _____ x 60%
         May 28, 2001                                                  _____ x 100%

Options exercised in any one year shall be deducted from the number of Options exercisable in any future year. Once vested, this Option shall be exercisable at the following times prior to the expiration date: (A) if the Optionee is employed by the Company at the time of exercise, at any time by giving the Company 45 days' advance written notice or (B) if the Optionee is not employed by the Company at the time of exercise but has the right to exercise after termination in accordance with paragraph 2(d) of this Agreement, by giving the Company written notice at any time during the period specified in paragraph 2(d) of this Agreement, in which case the Option shall be deemed exercised as of the end of the calendar month in which the Company received notice of exercise of

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the Option. In either case, the notice of exercise shall specify the number of
Shares as to which the Option is being exercised.

                  (ii) Upon receipt of written notice of exercise by the Company, the Company shall, upon full payment in cash to the Company of the Exercise Price of the Shares as to which the Option shall be exercised, issue to the Optionee the Shares subject to the Option. Any issuance of Shares to an Optionee pursuant to the preceding sentence shall be made by the Company within 90 days after the date of exercise. For purposes of this Agreement, the fair market value of Shares shall be determined by such methods or procedures as shall be established from time to time by the Board of Directors of the Company (the "Board") acting in its sole discretion and in good faith. In making such determinations, the Board may rely on a valuation report by an investment banking or valuation firm selected by the Board. The Committee established by the Board to administer the Plan (the "Committee") may, in its sole discretion, permit the Optionee to pay the Exercise Price in previously acquired Shares rather than in cash.

         (d) Exercise Upon Death or Termination of Employment.

                  (i) If the Optionee dies while an employee of the Company, the Optionee's Designee may exercise the Option, to the extent it was vested on the date of termination or otherwise would have vested in the 12 months thereafter in accordance with the vesting schedule in Section 2(c) hereof, by giving the Company written notice of such exercise within 180 days after the date of Optionee's death, but in no event later than the Expiration Date. An Optionee's "Designee" means the person designated by the Optionee in his or her most recently filed beneficiary designation filed with the Company to receive the Optionee's rights under the Plan upon the Optionee's death, or if there is no such designation or no such designated person survives the Optionee, by the person or persons to whom the Optionee's rights pass by will or applicable law, or if no such person has such right, by his executors or administrators.

                  (ii) If the Optionee's employment with the Company shall terminate because of permanent disability, the Optionee may exercise the Option to the extent it was vested on the date of termination or otherwise would have vested in the 12 months thereafter, in either event according to the vesting schedule in Section 2(c), by giving the Company written notice of such exercise within 180 days after the date of termination of employment, but in no event later than the Expiration Date.

                  (iii) If the Optionee's employment shall terminate for any reason other than death or permanent disability as aforesaid or for Cause (as hereinafter defined), the Optionee may exercise the Option to the extent it was vested on the date of termination or otherwise would have vested in the 12 months thereafter, in either event according to the vesting schedule in Section 2(c), by giving the Company written notice of such exercise within 180 days after the date of termination of employment, but in no event later than the Expiration Date.

                  (iv) If the Optionee's employment shall terminate for Cause, all right to exercise the Option shall terminate at the date of such termination of employment except that the Optionee may exercise the Option to the extent vested as of the date of such termination by giving the Company written notice thereof within 30 days after such termination. For purposes of this Agreement, "Cause" shall mean (i) the Employee's conviction of, or plea of guilty or nolo contendere to, a felony, (ii) the Employee's gross negligence in the performance of his duties and obligations to the Company, which is not corrected within 15 business days after written notice, (iii) the Employee's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of his duties and obligations to the Company to the material detriment of the Company, which is not corrected within 15 business days after written notice, or (iv) the Employee's other material breach of his obligations under this Agreement, which is not corrected

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within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

         (e) Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by such Optionee.

         (f) Forfeiture of Option Gain. If at any time within 12 months after the later of (i) termination of employment or (ii) the date on which the Optionee exercises any portion of this Option, the Optionee violates the terms of the covenants regarding confidential information, soliciting customer accounts, non-competition or hiring of employees, currently set forth in Sections 5 and 6 of the Employment Agreement between the Company and the Optionee dated the date hereof (the "Employment Agreement"), (A) then any income realized by the Optionee upon the exercise of this Option or upon the sale of Shares acquired by exercise of this Option at any time, whether before or after the date of termination of employment, shall promptly be paid by the Optionee to the Company and (B) any unexercised Options shall be canceled. The Company shall have the right to set off against any amount payable by the Company to the Optionee, including, without limitation, salary, benefits or other amounts, any amounts owed by the Optionee to the Company under this subparagraph (f). The Committee may waive the requirements of this subparagraph (f) if it determines in its sole discretion that such action is in the best interests of the Company.

         (g) Adjustments. In the event that the Committee shall determine, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse split, any reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, license arrangement, strategic alliance or other corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Optionee under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Options,
(ii) the number and kind of Shares issued or issuable in respect of outstanding Options, and (iii) the Exercise Price relating to any Option; provided that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code.

         (h) No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Shares.

         (i) Optionee Acknowledgement. The Optionee acknowledges that:

                  (i) the future value of the Company is highly speculative;

                  (ii) the Optionee is not relying on the value of this Option as current compensation;

                  (iii) the Company has no obligation to the Optionee to sell the Company or to sell Shares publicly (which may have the effect of reducing the value of the Company);

                  (iv) upon exercise of this Option, unless the Shares issuable upon exercise of the Options have been registered under applicable securities laws, there will be substantial restrictions on the transferability of the Shares; and

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                  (v) the past performance or experience of the Company, the
Company's officers, directors, agents, or employees, will not in any way indicate or predict the results of the ownership of Shares or of the Company's activities.

         (j) No Right to Continued Employment. The Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Optionee's employer to terminate the Optionee's employment at any time.

         (k) Compliance With Law and Regulations. The Option herein granted and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange or national market quotations system on which the Shares may then be listed and (ii) the completion of any registration or qualification of such Shares under any Federal or State law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, the Option herein granted may not be exercised if its exercise, or the receipt of Shares pursuant hereto, would be contrary to applicable law.

         (l) Condition Precedent. In consideration for and as a condition precedent to being eligible to participate in the Plan, the Optionee shall have executed and delivered to the Company the Employment Agreement.

3.       Optionee Bound by Plan.

         The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

4.       Notices.

         All notices or any other communications hereunder shall be in writing and delivered personally or by registered or certified mail or overnight courier, addressed, if to the Company, to The J.H. Heafner Company, 814 East Main Street, P.O. Box 837, Lincolnton, NC 28093-0837; Attention: Chairman, and if to the Optionee, at the address set forth below, subject to the right of either party to designate at any time hereafter in writing some other address.

5.       Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflicts of laws principles.

6.       No Assignment.

         Neither this Agreement nor any of the rights or obligations of the Optionee hereunder may be transferred or assigned by the Optionee.

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7.       Benefits.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any other party.

8.       Severability.

         If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

9.       Amendments.

         No modification, amendment or waiver of any provision of this Agreement, other than as required under Section 2(g), shall be effective unless it is in writing and signed by the parties hereto.

10.      Counterparts.

         This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman, Chief Executive Officer, Chief Operating Officer, President or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.

                                         THE J. H. HEAFNER COMPANY



                                         By:______________________________
                                            Name:
                                            Title:


________________________________


Address:________________________

________________________________

________________________________


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